SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): August 16, 1999


                            GROUP LONG DISTANCE, INC.
                     --------------------------------------
               (Exact name of Registrant as Specified in Charter)



      Florida                   0-21913              65-0213198
      ---------------           --------------       ----------------
      (State or other           (Commission          (IRS Employer
      jurisdiction of           File Number)         Identification No.)
      organization)




1451 West Cypress Creek Road
Suite 200
Fort Lauderdale, Florida                          33309
--------------------------------------------------------------------
(Address of Principal Executive Offices)         (Zip Code)




Registrant's telephone number, including area code:  (954) 771-9696



                                 Not Applicable
                   -------------------------------------------
(Former Name or Former Address if Changed Since Last Report)

Item 1.         Other Events

                The Company's Annual Report on Form 10-KSB was due on July 29, 1999. The Company filed for a 15 day extension on July 30, 1999 pursuant to Rule 12b-25 and on Form 12b-25. The Company sought relief because due to unavoidable delays in obtaining information from a third party, the Company's financial statements were not finalized in time for the Company's independent public accountants to complete their review of the financial statements. In the Form 12b-25, the Company disclosed that it is anticipated that a significant change in the results of operations from the last fiscal year would be reflected in the Company's financial statements. On August 16, 1999, the Company issued a press release announcing an anticipated net loss of approximately $15.5 million or $4.44 per share on sales of approximately $25.8 million for the fiscal year ended April 30, 1999. The loss was primarily due to a volume shortfall charge of approximately $25 million anticipated to be recorded at April 30, 1999. This shortfall charge relates to the Company's failure to satisfy volume purchase commitments from its carrier. The Company expected to file its 10-KSB before the end of August 1999, but continues to negotiate with its carrier and now expects to file its Annual Report before the end of September 1999.

Item 2.         Financial Statements, Pro Forma Financial Information and
                Exhibits

                1. Press Release issued by the Company dated August 16, 1999.

                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         GROUP LONG DISTANCE, INC.



                                         By:/s/Gerald M. Dunne, Jr.
                                            --------------------------------
                                              Gerald M. Dunne, Jr.
                                              President

                                                                    Exhibit 99.1

                                  EXHIBIT INDEX


Exhibit

99.1                Press Release issued by the Company dated August 16, 1999.

Exhibit

99.1                Press Release issued by the Company dated August 16, 1999.


(FL-GROUP-LONG-DISTANCE) (GLDI) Group Long Distance Reports Anticipating Net Loss of $15.5 Million

      FORT LAUDERDALE, Fla. - Aug. 16, 1999 - Group Long Distance Inc., "Group Long Distance" or the "company") (OTC BB: GLDI) (OTC BB: GLDIW), announced Friday an anticipated net loss of approximately $15.5 million or $4.44 per share on sales of approximately $25.8 million for the fiscal year ended April 30, 1999.

      The loss was primarily due to a volume shortfall charge of approximately $25 million anticipated to be recorded at April 30, 1999. This shortfall charge relates to the company's failure to satisfy volume purchase commitments from its carrier. The company is currently negotiating with its carrier to settle the shortfall charge. There can be no assurance, however, that the shortfall charge will be reduced.

      Due to such uncertainties regarding the amount of the volume shortfall charge, the filing of the 10-KSB for the year ended April 30, 1999 will be delayed. It is anticipated that the 10-KSB will be filed before the end of August, 1999.

      Group Long Distance is a long distance telecommunications provider. The company utilizes special network service contracts to provide customers with products and services through major telecommunications carriers.

      Certain of the statements contained in this press release may be deemed forward-looking statements. Such statements, and other matters addressed in this press release involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements and other matters, are the risks and other factors, detailed from time to time in the company's reports filed with the United States Securities and Exchange Commission.



      Contact:  Group Long Distance Inc., Fort Lauderdale
                Peter  Russo, Chief Financial Officer
                954/771-9696